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INDEPENDENT AUDITORS' CONSENT                                       EXHIBIT 23.1


We consent to the incorporation by reference in this Registration Statement of Black Hawk Gaming & Development Company, Inc. on Form S-8 of our report dated March 15, 1999, appearing in the Annual Report on Form 10-K of Black Hawk Gaming & Development Company, Inc. for the year ended December 31, 1998.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Denver, Colorado
October 28, 1999